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                                                                    EXHIBIT 3.B

                          SUTHERLAND, ASBILL & BRENNAN
                    Atlanta - Austin - New York - Washington
1275 PENNSYLVANIA AVENUE, N.W.                              TEL: (202) 383-0100
WASHINGTON, D.C. 20004-2404                                 FAX: (202) 637-3593
                                 April 24, 1997

     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
 Internet: roth@sablaw.com


Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312

         Re:  Provident Mutual Life Insurance Company
              Provident Mutual Variable Growth Separate Account, et. al. (File No. 33-38463)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 10 to the Form S-6 registration statement (File No. 33-38463) for the Provident Mutual Variable Growth Separate Account, et. al. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By:  /s/ Stephen E. Roth
                                            ------------------------
                                                Stephen E. Roth